Exhibit 10.11

Exhibit D

FORM OF LOCK-UP AGREEMENT

___________, 20__

J.P. MORGAN SECURITIES LLC
As Representative of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, NY 10017

Re:     X-Energy, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with X-Energy, Inc., a Delaware corporation (the “Company”), X-Energy Reactor Company, LLC, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters (the “Representative”), the undersigned will not during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to the registration of any Lock-Up Securities (other than in connection with the exercise of registration rights under the Stockholders’ Agreement referred to in the Prospectus; provided that such exercise of registration rights does not result in the public filing of a registration statement during the Restricted Period by the Company (and for the avoidance of doubt, a confidential submission of such registration statement with the Commission shall not constitute a public filing during the Restricted Period)), or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging during the Restricted Period in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a) transfer or otherwise dispose of, directly or indirectly, in whole or in part, the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes, including without limitation to charitable organizations or educational institutions,

(ii) by will, other testamentary document or intestacy,

(iii) to any member of the undersigned’s immediate family member or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund, vehicle, account, portion of a fund, vehicle or account or other entity which fund or entity controls or manages or is controlled managing or managed by, or under common control with, the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds, vehicles, accounts or portions of funds, vehicles or accounts managed by such partnership), or (B) as part of a distribution, disposition or transfer to the undersigned’s members, shareholders, partners, other equityholders or to the estate of such members, shareholders, partners or other equityholders,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or pursuant to a final order of court of regulatory agency,

(viii) to the Company from an employee, independent contractor or service provider of the Company upon death, disability, termination of employment or cessation of services, in each case, of such employee, independent contractor or service provider,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering or to the Company pursuant to any contractual arrangement that provides the Company with a right to purchase Lock-Up Securities,

(x) to the Company in connection with (A) the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (B) the repurchase of Ordinary Shares issued pursuant to equity awards granted under a share incentive plan or other equity award plan, limited only to a plan that is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (C) a right of first refusal that the Company has with respect to transfers of such shares or securities,

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement,

(xii) in connection with open market transactions, including any transactions pursuant to any plans entered into or established pursuant to clause (d) below, to generate such amount of net proceeds to the undersigned from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting, exercise and/or settlement of Company equity awards held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus that vest, are exercised and/or settle during the Restricted Period, provided that, for the avoidance of doubt, any Lock-Up Securities retained by the undersigned after giving effect to this provision shall be subject to the terms of this Letter Agreement,

(xiii) as any pledge, charge, hypothecation or other granting of a security interest in the Common Stock or as any security convertible into Common Stock to one or more banks, financial or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by the undersigned or any of its direct or indirect subsidiaries and any transfers of such Common Stock or such other securities to the applicable Lender(s) or other third parties upon or following foreclosure upon or enforcement of such Common Stock or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, or extension of credit (including, without limitation, pursuant to any agreement or arrangement existing as of the date hereof); provided that with respect to any pledge, charge, hypothecation or other granting of a security interest set forth above after the execution of this Letter Agreement, the applicable Lender(s) shall be informed of the existence and contents of this Letter Agreement before entering into any margin loan or other loans, advances or extensions of credit and further, provided that any purchaser or transferee of such Common Stock or such other securities shall, upon foreclosure on the pledged securities, sign and deliver a lock-up agreement substantially in the form of this Letter Agreement,

(xiv) in connection with any reclassification or conversion of the shares of Common Stock; provided that any shares of Common Stock received upon such conversion or reclassification will be subject to the restrictions set forth in this Letter Agreement,

(xv) to the sale of Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement, and

(xvi) with the prior written consent of J.P. Morgan Securities LLC;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) enter into or establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (i) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period (other than pursuant to clause (a)(xii) above) and (ii) to the extent a filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan, such public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the Restricted Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Restricted Period in contravention of this Letter Agreement (except as otherwise allowed pursuant to clause (a)(xii) above);

(e) make any demand or requests for, exercise any right with respect to, or take any action in preparation of the registration by the Company under the Securities Act of the undersigned’s Lock-Up Securities or other securities; provided that (i) no public filing with the Commission or any other public announcement may be made during the Restricted Period in relation to such registration, (ii) the Representative must have received prior written notice from the Company and/or the undersigned of a confidential submission of a registration statement with the Commission during the Restricted Period at least five business days prior to such submission, and (iii) no Lock-up Securities or other securities of the Company may be sold, distributed or exchanged prior to the expiration of the Restricted Period; and

(f) sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

In addition, nothing in this Letter Agreement shall prevent the transfer, conversion, reclassification or exchange of any Lock-Up Securities pursuant to the Restructuring Transactions as described in the Prospectus; provided that any Lock-Up Securities received in the Restructuring Transactions remain subject to the terms of this Letter Agreement. Further, notwithstanding anything to the contrary in this Letter Agreement:

(a) The Restricted Period will end ten trading days prior to the commencement of a blackout period if (i) at least 120 days have elapsed since the date of the Prospectus and (ii) the Restricted Period is scheduled to end during or within five trading days prior to a blackout period; provided that, (A) promptly upon the Company’s determination of the date of the blackout-related release, and at least two trading days in advance of the date of such release, the Company shall notify the Representative of the date of the blackout-related release; and (B) the Company must announce, through a major news service or Form 8-K, the date of the blackout-related release at least two trading days in advance of such release. For the avoidance of doubt, in no event shall the Restricted Period end earlier than 120 days after the date of the Prospectus pursuant to the blackout-related release. For purposes of this Lock-Up Agreement, “blackout period” shall mean a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (a) the Representative, on behalf of the Underwriters, agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative, on behalf of the Underwriters, will notify the Company of the impending release or waiver; provided, that the failure to give such notice shall not give rise to any claim or liability against the Underwriters, and (b) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. Any signature to this Letter Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by ________, 20___, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
[NAME OF STOCKHOLDER]

By:
Name:
Title: